SCHEDULE II
                              INFORMATION WITH RESPECT TO
                   TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS
OR
                   SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED
AVERAGE
                          DATE            SOLD(-)
PRICE(2)
  PREFERRED CONVERTIBLE STOCK-NAVISTAR INTER CV
  GAMCO INVESTORS, INC.
                         7/18/94              400
50.0000
                         7/15/94              100
50.0000
                         6/27/94            2,000
52.0000
  (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
      ON THE NY STOCK EXCHANGE.
  (2) PRICE EXCLUDES COMMISSION.